EXHIBIT (A)(20)


                                                    UNOFFICIAL TRANSLATION
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                            POWER OF ATTORNEY LETTER


NOTE: ACCORDING TO ARTICLE 64 OF THE REGULATION ON STOCK CORPORATIONS, THE PLACE AND DATE OF THE GRANTING OF THIS POWER OF ATTORNEY, AND THE NAME OF THE ATTORNEY-IN-FACT MUST BE HAND-WRITTEN BY THE SHAREHOLDER, IN ORDER FOR THIS POWER OF ATTORNEY TO BE IN FULL FORCE AND EFFECT.

                                          , ______ of    __________   of _____
                     (city of granting        day           month        year)
                     (to be hand written by the signing shareholder)


Chairman
Empresa Nacional de Electricidad S.A.
Santiago, Chile


I on this date authorize Mr. ________________ to represent me with rights to speak and vote in the extraordinary shareholders meeting of Empresa Nacional de Electricidad S.A., summoned to be held on April 8th, 1999, at 11 a.m., or in the one to be held in its place, in case the former could not take place because of lack of quorum, defects of its convocation, or its suspension determined by the Board of Directors or by the Superintendence of Securities and Insurance.

The attorney-in-fact mentioned above is expressly authorized to freely delegate this power of attorney at any time. Upon executing the mandate, the attorney-in-fact identified above, or the person to whom the power of attorney is delegated, shall be authorized to exercise all rights that pursuant to the law and regulations on stock corporations as well as the bylaws correspond to me as stockholder.

This power of attorney shall only be deemed revoked by a subsequent one, granted by the undersigned to a person other than the attorney-in-fact appointed hereby. In case there appear two or more powers of attorney granted on the same date to different persons, such powers of attorney shall not be considered in the shareholders meeting for quorum and vote purposes.

This power of attorney is granted for the total number of stocks registered on my name in the Stockholders Register, five working days in advance to the date in which the shareholders meetings is to be held.


                                                          x
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Name of the shareholder                     Signature of the shareholder





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                      National ID number of the shareholder










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